UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2016

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (IRS Employer Identification No.)

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.            Results of Operations and Financial Condition.

On September 9, 2016, Hovnanian Enterprises, Inc. (the “Company”) issued a press release announcing its preliminary financial results for the fiscal third quarter and nine months ended July 31, 2016. A copy of the press release is attached as Exhibit 99.1.

The information in this Current Report on Form 8-K and the Exhibit attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The attached earnings press release contains information about consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“ EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”), which are non-GAAP financial measures. The most directly comparable GAAP financial measure is net income (loss). A reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net loss is contained in the earnings press release. The earnings press release contains information about Income (Loss) Before Income Taxes Excluding Land-Related Charges, which is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes. A reconciliation for historical periods of Income (Loss) Before Income Taxes Excluding Land-Related Charges to Income (Loss) Before Income Taxes is contained in the earnings press release.

With respect to the Company’s expectations under “Financial Guidance” and “Comments from Management” in the earnings press release for Adjusted EBITDA and income before income taxes excluding land-related charges, gains or losses on extinguishment of debt and other non-recurring items such as legal settlements, a reconciliation to the closest corresponding GAAP financial measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to land-related charges excluded from these non-GAAP financial measures. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure our financial performance and our ability to service our debt obligations. EBITDA is also one of several metrics used by our management to measure the cash generated from our operations. EBITDA does not take into account substantial costs of doing business, such as income taxes and interest expense. While many in the financial community consider EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, income (loss) before income taxes, net income (loss), cash flow (used in) provided by operating activities and other measures of financial performance and liquidity prepared in accordance with accounting principles generally accepted in the United States that are presented on the financial statements included in the Company’s reports filed with the Securities and Exchange Commission. Additionally, our calculation of EBITDA may be different than the calculation used by other companies, and, therefore, comparability may be affected.

Management believes Income (Loss) Before Income Taxes Excluding Land-Related Charges to be relevant and useful information because it provides a better metric of the Company’s operating performance. Income (Loss) Before Income Taxes Excluding Land-Related Charges should be considered in addition to, but not as a substitute for, income (loss) before income taxes, net income (loss) and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented on the financial statements included in the Company’s reports filed with the Securities and Exchange Commission. Additionally, our calculation of Income (Loss) Before Income Taxes Excluding Land-Related Charges may be different than the calculation used by other companies, and, therefore, comparability may be affected.

Item 9.01.            Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit 99.1     Earnings Press Release–Fiscal Third Quarter and Nine Months Ended July 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)
By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

Date: September 9, 2016

INDEX TO EXHIBITS

Exhibit Number	Exhibit
Exhibit 99.1	Earnings Press Release–Fiscal Third Quarter and Nine Months Ended July 31, 2016.